UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Director

On August 7, 2008, Jeffrey Theodosakis informed Orange 21 Inc. (the “Company”) that he would be resigning from the Board of Directors (the “Board”) effective August 7, 2008 for personal reasons.

Appointment of a Director

On August 7, 2008, the Board appointed A. Stone Douglass to fill the vacancy created by Mr. Theodosakis’ departure. As of the filing date of this Current Report on Form 8-K, Mr. Douglass has not been appointed to a committee of the Board. In connection with his appointment to the Board, Mr. Douglass was granted an option to purchase 15,000 shares of the Company’s common stock under the Company’s 2004 Stock Incentive Plan at an exercise price of $3.23 per share, the closing price of the Company’s common stock on August 7, 2008.

Mr. Douglass is currently President, Chief Executive Officer and Secretary, of Steakhouse Partners, Inc. which operates 23 full-service steakhouse restaurants located in seven states. Mr. Douglass is an experienced merchant banker and business management consultant. Mr. Douglass has over 30 years of experience in finance and managing public and private companies, including acting as director and/or interim chief executive officer of several companies. Mr. Douglass is a Managing Director of Compass Partners, L.L.C., a merchant bank specializing in restructuring activities. Additionally, Mr. Douglass is a director of Home Director, Inc., a structural wiring company. From July 2002 to May 2003, Mr. Douglass was Chief Operating Officer of ACE Audiovisual, Inc., a commercial integrator of audiovisual products. From June 2001 to June 2002, Mr. Douglass was President of Inline Orthodontix, an orthodontic productions distribution company. From October 2000 to August 2001, Mr. Douglass was President and Chief Executive Officer of VisionAmerica, Inc. (AMEX: VISN), an optometric physicians practice management company. From August 1998 to May 2001, Mr. Douglass was also President and Chief Executive Officer of Apple Orthodontix, Inc. (AMEX: AOI), an orthodontic practice management company. Since August 2004, Mr. Douglass has served as Chairman of the Board of Directors and Chief Executive Officer of Neocork Technologies, Inc. In addition, Mr. Douglass has served as a director of John Forsyth, an apparel manufacturer, since February 2000. Mr. Douglass earned a Bachelor of Science degree in Business Management from Farleigh Dickinson University in 1970.

On August 11, 2008, the Company issued a press release announcing Mr. Theodosakis’ resignation and the appointment of Mr. Douglass to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2008	ORANGE 21 INC.

	By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued by the Company on August 11, 2008.